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                                             EXHIBIT 3.1
                                             Certificate of Formation

                               CERTIFICATE OF FORMATION
                                          OF
                            ILLINOIS POWER SECURITIZATION
                             LIMITED LIABILITY COMPANY
                        A DELAWARE LIMITED LIABILITY COMPANY


     THIS CERTIFICATE OF FORMATION ("Certificate of Formation") of Illinois Power Securitization Limited Liability Company (the "Company"), is being duly executed and filed by Illinois Power Company, as an authorized person, as of September 10, 1998, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. Sections 18-101 ET SEQ.) (the "Act").


                                      ARTICLE I
                                         NAME

     The name of the Company is Illinois Power Securitization Limited Liability Company.


                                      ARTICLE II
                        REGISTERED OFFICE AND REGISTERED AGENT


     The address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent at such address is The Corporation Trust Company.


     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the 10th day of September, 1998.


                                             ILLINOIS POWER COMPANY,
                                             as an authorized person


                                             By:    /s/ Robert A. Schultz
                                                    ---------------------------
                                             Name:  Robert A. Schultz
                                             Title: Vice President-Finance